Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 440452AK6	PRINCIPAL AMOUNT: $
ISIN US440452AK64

REGISTERED NO.

HORMEL FOODS CORPORATION

4.800% Notes due 2027

HORMEL FOODS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $____ on March 30, 2027 and to pay interest thereon from March 8, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on March 30 and September 30 of each year, commencing September 30, 2024, at the rate of 4.800% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” as used herein is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security shall be made in immediately available funds at the office or agency of the Company maintained for that purpose, which is currently in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity shall be made against presentation of this Security at the office or agency of the Company maintained for that purpose, which is currently in St. Paul, Minnesota.

Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

HORMEL FOODS CORPORATION

By:
Name:
Title:

(SEAL)

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

DATED:

This is one of the Securities of the

series designated therein referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signature

OR

as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

HORMEL FOODS CORPORATION

4.800% Notes due 2027

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of April 1, 2011 as amended or supplemented from time to time (herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, such series being limited in initial aggregate principal amount to $500,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series, provided that if any such additional notes are not fungible with the existing notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

The Securities of this series shall not be entitled to any sinking fund.

Optional Redemption

The Company may, at its option, redeem the Securities of this series, in whole at any time or in part from time to time, at the applicable Redemption Price specified below.

In the case of any such redemption before the Par Call Date, the Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) will be equal to the greater of:

(i)            100% of the principal amount of the Securities to be redeemed, and

(ii)           (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming such Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points less (b) interest accrued to the Redemption Date, plus, in either case, accrued and unpaid interest, if any, on the Securities to be redeemed to but excluding the Redemption Date.

In the case of any such redemption on or after the Par Call Date, the Redemption Price will be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, on the Securities to be redeemed to but excluding the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders of the Securities of this series as of the close of business on the relevant Regular Record Date.

In the case of a partial redemption of Securities of this series, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Security of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security. For so long as any Security is held by the Depositary, the redemption of the notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities of this series to be redeemed.

If a Redemption Date is not a Business Day, amounts payable on the Securities of this series on such Redemption Date shall be payable on the next succeeding day that is a Business Day, with the same force and effect as if made on such Redemption Date, and without any interest or other payment with respect to the delay.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on the Securities of this series or portions thereof called for redemption.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

For purposes of determining the Redemption Price in connection with a redemption of the Securities of this series, the following terms are relevant:

“Par Call Date” means February 28, 2027.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “remaining life”); or (2) if there is no such treasury constant maturity on H.15 exactly equal to the remaining life, the two yields – one yield corresponding to the treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the treasury constant maturity on H.15 immediately longer than the remaining life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such treasury constant maturity on H.15 shorter than or longer than the remaining life, the yield for the single treasury constant maturity on H.15 closest to the remaining life. For purposes of this paragraph, the applicable treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such treasury constant maturity from the Redemption Date.

2

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Repurchase at the Option of the Holders upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities of this series, a Holder of the Securities of this series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Securities with respect to which such Change of Control Triggering Event has occurred on the terms described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased, plus any accrued and unpaid interest on the Securities of this series repurchased to but excluding the date of repurchase (a “Change of Control Payment”).

Within 15 days following any Change of Control Triggering Event or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, a notice shall be sent to Holders of the Securities of this series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase such Securities on the date specified in the notice, which date shall be no earlier than 15 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. If a Change of Control Payment Date is not a Business Day, amounts payable on the Securities of this series on such Change of Control Payment Date shall be payable on the next succeeding day that is a Business Day, with the same force and effect as if made on such Change of Control Payment Date, and without any interest or other payment with respect to the delay.

3

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Security together with the form entitled “Election Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:

(i)	the name of the Holder of this Security;

(ii)	the principal amount of this Security;

(iii)	the principal amount of this Security to be repurchased;

(iv)	the certificate number and CUSIP number or a description of the tenor and terms of this Security;

(iv)	a statement that the Holder is accepting the Change of Control Offer; and

(v)	a guarantee that this Security, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

On any Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Securities of this series or portions of such Securities properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Securities of this series or portions of such Securities properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Securities of this series properly accepted.

The Paying Agent will promptly pay to each Holder of Securities of this series properly tendered the purchase price for such Securities of this series, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Security of this series equal in principal amount to any unpurchased portion of any Security of this series surrendered; provided that each new Security of this series will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

4

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of this series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Securities of this series by virtue of such conflicts.

For purposes of the Change of Control Offer provisions of the Securities of this series, the following terms are applicable:

“Below Investment Grade Rating Event” means the rating on the Securities of this series is lowered by each of the Rating Agencies and the Securities of this series are rated below an investment grade rating by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of the consummation of or the first public announcement by the Company of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering the possible downgrade of the Securities of this series, and a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Hormel Foundation, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; or (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (3) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

5

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Hormel Foundation” means Hormel Foundation, a Minnesota non-profit corporation.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“S&P” means S&P Global Rating, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person means the capital stock of such “person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is at the time entitled to vote generally in the election of the board of directors of such person.

The provisions of Article Thirteen of the Indenture shall apply to the Change of Control provisions of this Security except as and to the extent otherwise specified in this Security. For purposes of the Indenture, a Change of Control Payment Date shall be deemed to be a Repayment Date.

Other Provisions

If an Event of Default with respect to Securities of this series as set forth in the Indenture shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in St. Paul, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and a qualified successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, stated maturity date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security shall not be entitled to receive physical delivery of Securities in definitive form and shall not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments shall be made only from proceeds of such money or Eligible Instruments.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of HORMEL FOODS CORPORATION and does hereby irrevocably constitute and appoint                                       attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,

                                                                                                                                                                                                                 , at

                                                                                                                                                                                                                 (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the designated address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) this Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number and CUSIP number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is U.S. Bank Trust Company, National Association, Attention: Global Corporate Trust, 60 Livingston Avenue, St. Paul, Minnesota 55107-2292.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $                         .